Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$145,397,254
Unrealized Gain (Loss) on Market Value of Commodity Futures	(8,206,570)
Dividend Income	879,002
Interest Income	715,381
ETF Transaction Fees	17,850
Total Income (Loss)	$138,802,917

Expenses
General Partner Management Fees	$331,091
Professional Fees	19,723
Brokerage Commissions	41,852
Directors' Fees and Insurance	4,683
Total Expenses	$397,349
Net Income (Loss)	$138,405,568

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/26	$213,195,379
Additions (12,900,000 Shares)	633,272,707
Withdrawals (700,000 Shares)	(33,222,103)
Net Income (Loss)	138,405,568

Net Asset Value End of Month	$951,651,551
Net Asset Value Per Share (18,350,000 Shares)	$51.86

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596